Exhibit 99.1

Digital Brands Group Reports First Quarter 2021 Financial Results

Austin-- Digital Brands Group, Inc. (“DBG”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today reported financial results for its first quarter ended March 31, 2021.

First quarter 2021 Net loss attributable to common stockholders was $3.0 million, or $4.55 per diluted share, on revenue of $408,000.

“Our first quarter 2021 results are a reflection of a combination of factors - limited cash, limited inventory, minimal marketing spend, and the continued effects of COVID-19’s impact on Bailey 44,” said Hil Davis, Chief Executive Officer of Digital Brands Group. “We expect to see improved operating results in the second quarter and significantly improved operating results in the third and fourth quarters of 2021 now that we have sufficient cash and inventory to support expected levels of operations”.

Since our IPO this past May, which bolstered our balance sheet with cash for working capital, we have been able to:

•	ship inventory for DSTLD, which started to arrive at our warehouse in late May, with the majority arriving mid-July to mid-September;

•	ship Bailey 44 product to wholesale accounts starting mid-May, with a significant acceleration in wholesale booking orders for this fall that are in-line with pre-pandemic wholesale levels, and;

•	develop a marketing and advertising plan, including an Amazon marketing strategy, which we are rolling out starting mid-July, with the majority of the spend starting this fall.

Additionally, we closed our acquisition of Harper & Jones as part of the IPO. We were not able to include operating of Harper and Jones  in our Q1 earnings, as it was not acquired at that point. For the first quarter of 2021, harper and Jones had $903,000 in revenue.

Finally, we announced the non-binding LOI to acquire Stateside, which, if the acquisition is consummated, will be accretive to revenue and operating results. The Stateside acquisition and our goal to acquire additional accretive acquisitions, as noted in our S-1, would not have been possible if we had not gone public.

Davis concluded, “this is really the tale of two companies, one pre-IPO with limited cash, inventory and marketing dollars and one post-IPO with a stronger cash position, fully stocked inventory and a meaningful marketing budget and strategy to drive revenue and earnings. Importantly, we expect the second quarter to be better than the first quarter, with the bulk of the post-IPO benefit coming in the third quarter and going forward as the inventory is 100% in stock, the marketing strategy is in full force and Bailey-44 wholesale shipments are back to pre-pandemic levels.”

First Quarter 2021 Highlights

•	Net Sales were $408,000 versus $2.6 million in the year ago quarter. The decline in net sales was driven by COVID-19 delaying the start date of our new Bailey 44 designer until the fall of 2020, and limited inventory at DSTLD due to limited cash.

•	Gross profit declined $1.6 million due to a liquidation of old and obsolescent Bailey 44 and DSTLD inventory at values below the production cost amount.

•	Net loss attributable to common stockholders was $3.0 million, or $4.55 per diluted share, compared to net loss attributable to common stockholders of $1.9 million, or $2.87 per diluted share, in the prior year period.

In addition to first quarter results, we wish to make you aware of the following:

Second quarter operating results are still expected to be adversely impacted by those factors which impacted the first quarter operating results. However, the adverse impact will be lesser in the second quarter due to the Harper & Jones contribution, Bailey 44 wholesale shipments for May and June, and some inventory levels starting in late May for DSTLD.

Second Quarter 2021 Updates

•	Bailey 44 started shipping wholesale orders in May, which is the first time in fifteen months that Bailey 44 has shipped wholesale orders.

•	Bailey 44 fall 2021 wholesale bookings are in-line with pre-pandemic revenue levels.

•	DSTLD received a men’s denim inventory shipment in May, with more men’s denim inventory landing in July.

•	DSTLD will receive women’s denim inventory shipment in July.

•	DSTLD will receive men’s and women’s tee shirt inventory shipment in July.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 9:00 a.m. ET today to discuss results. The live conference call can be accessed by dialing (866) 605-1828 from the U.S. or internationally. The conference I.D. code is 13721021 or via the web by using the following link: https://tinyurl.com/3zs4cx93.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

DIGITAL BRANDS GROUP, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2021	2020
Net revenues	$408,405	$2,576,685
Cost of net revenues	615,942	1,222,793
Gross profit (loss)	(207,537)	1,353,892
Operating expenses:
General and administrative	1,907,518	2,475,043
Sales and marketing	170,820	317,876
Distribution	63,578	138,435
Total operating expenses	2,141,916	2,931,354
Loss from operations	(2,349,453)	(1,577,462)
Other income (expense):
Interest expense	(675,044)	(314,975)
Other non-operating income (expenses)	562	-
Total other income (expense), net	(674,482)	(314,975)
Provision for income taxes	-	14,090
Net loss	$(3,023,935)	$(1,906,527)
Weighted average common shares outstanding -
basic and diluted	664,167	664,167
Net loss per common share - basic and diluted	$(4.55)	$(2.87)

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC.

STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,023,935)	$(1,906,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	100,687	110,882
Amortization of loan discount and fees	223,065	52,140
Stock-based compensation	36,976	49,932
Change in fair value of warrant liability	(562)	-
Change in credit reserve	3,335	(58,132)
Changes in operating assets and liabilities:
Accounts receivable, net	22,700	45,637
Due from factor, net	(6,950)	(67,378)
Inventory	573,496	30,224
Other current assets	(195,027)	155,411
Accounts payable	195,528	1,135,762
Accrued expenses and other liabilities	98,075	(608,047)
Deferred revenue	(1,667)	(15,231)
Accrued compensation - related party	(62,777)	(16,107)
Accrued interest	394,479	251,230
Net cash (used in) provided by operating activities	(1,642,577)	(840,204)
Cash flows from investing activities:
Cash acquired in business combination	-	106,913
Deposits	-	43,510
Net cash provided by investing activities	-	150,423
Cash flows from financing activities:
Proceeds from related party advances	-	122,414
Advances from factor	32,617	180,552
Proceeds from venture debt	-	250,000
Issuance of loans payable	1,347,050	-
Issuance of convertible notes payable	528,650	-
Proceeds from sale of Series A-3 preferred stock	-	428,926
Subscription receivable from Series A-3 preferred stock	-	(117,614)
Offering costs	(130,523)	(43,353)
Net cash provided by (used in) financing activities	1,777,794	820,925
Net increase (decrease) in cash and cash equivalents	135,217	131,144
Cash and cash equivalents at beginning of period	575,986	40,469
Cash and cash equivalents at end of period	$711,203	$171,613

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Venture debt issued in exchange of forgiveness of accrued interest	$-	$209,211
Warrants issued for offering costs	$-	$918
Warrants issued with venture debt	$-	$58,421
Issuance of promisosry note payable in acquisition	$-	$4,500,000
Issuance of Series B preferred stock in acquisition	$-	$11,000,000

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC.

STATEMENT OF BALANCE SHEETS

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$711,203	$575,986
Accounts receivable, net	12,832	35,532
Due from factor, net	181,032	210,033
Inventory	589,783	1,163,279
Prepaid expenses	218,853	23,826
Total current assets	1,713,703	2,008,656
Deferred offering costs	409,409	214,647
Property, equipment and software, net	53,293	62,313
Goodwill	6,479,218	6,479,218
Intangible assets, net	7,403,000	7,494,667
Deposits	92,668	92,668
Total assets	$16,151,291	$16,352,169

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,964,045	$5,668,703
Accrued expenses and other liabilities	1,343,721	1,245,646
Deferred revenue	-	1,667
Due to related parites	378,676	441,453
Convertible notes, current	100,000	700,000
Accrued interest payable	1,131,518	737,039
Note payable - related party	137,856	137,856
Venture debt, current	300,000	5,854,326
Loan payable, current	1,563,000	992,000
Promissory note payable	4,500,000	4,500,000
Total current liabilities	15,418,816	20,278,690
Convertible notes	2,418,013	1,215,815
Loan payable	1,485,044	709,044
Venture debt, net of discount	5,668,319	-
Warrant liability	5,703	6,265
Total liabilities	24,995,895	22,209,814

Commitments and contingencies (Note 12)

Stockholders' deficit:
Series Seed convertible preferred stock, $0.0001 par, 20,714,518 shares authorized, 20,714,518 shares issued and outstanding at both March 31, 2021 and December 31, 2020. Convertible into one share of common stock. Liquidation preference of $5,633,855 as of both March 31, 2021 and December 31, 2020	2,071	2,071
Series A convertible preferred stock, $0.0001 par, 14,481,413 shares authorized, 5,654,072 shares issued and outstanding at both March 31, 2021 and December 31, 2020. Convertible into one share of common stock. Liquidation preference of $2,713,955 as of both March 31, 2021 and December 31, 2020	565	565
Series A-2 convertible preferred stock, $0.0001 par, 20,000,000 shares authorized, 5,932,742 shares issued and outstanding at both March 31, 2021 and December 31, 2020. Convertible into one share of common stock. Liquidation preference of $2,966,371 as of both March 31, 2021 and December 31, 2020	593	593
Series A-3 convertible preferred stock, $0.0001 par, 18,867,925 shares authorized, 9,032,330 shares issued and outstanding at both March 31, 2021 and December 31, 2020. Convertible into one share of common stock. Liquidation preference of $4,787,135 as both March 31, 2021 and December 31, 2020	904	904
Series CF convertible preferred stock, $0.0001 par, 2,000,000 shares authorized, 836,331 shares issued and outstanding at both March 31, 2021 and December 31, 2020. Convertible into one share of common stock. Liquidation preference of $434,890 as of both March 31, 2021 and December 31, 2020	83	83
Series B convertible preferred stock, $0.0001 par, 20,714,517 shares authorized, issued and outstanding at both March 31, 2021 and December 31, 2020. Convertible into one share of common stock. Liquidation preference of $11,000,000 as of both March 31, 2021 and December 31, 2020	2,075	2,075
Undesignated preferred stock, $0.0001 par, 936,144 shares authorized, 0 shares issued and outstanding as of both March 31, 2021 and December 31, 2020 Common stock, $0.0001 par, 110,000,000 shares authorized, 664,167 and 664,167 shares issued and outstanding as of both March 31, 2021 and December 31, 2020	66	66
Additional paid-in capital	27,518,971	27,481,995
Accumulated deficit	(36,369,932)	(33,345,997)
Total stockholders' deficit	(8,844,604)	(5,857,645)
Total liabilities and stockholders' deficit	$16,151,291	$16,352,169

The accompanying notes are an integral part of these financial statements.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Digital Brands Group, Inc. Company Contact
Hil Davis, CEO
Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co